                                                                       Exhibit 5

                                 EUGENE W. LANDY
                                 Attorney-at-Law
                             Juniper Business Plaza
                                    Suite 3-C
                               3499 Route 9 North
                           Freehold, New Jersey 07728

(732) 577-9996
(732) 577-9981 Fax

                                                                  March 11, 2004

Monmouth Real Estate Investment Corporation
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, New Jersey  07728

Ladies and Gentlemen:

     We have acted as counsel to  Monmouth  Real Estate  Investment  Corporation
(the "Company"),  in connection with the filing with the Securities and Exchange
Commission   of  a   registration   statement  on  Form  S-3,  as  amended  (the
"Registration  Statement"),  under  the  Securities  Act of  1933,  as  amended, relating to the  proposed  resale by certain  beneficial  owners  (the  "Selling
Stockholders")  of up to  500,000  shares of the  Company's  Common  Stock  (the
"Selling  Stockholder  Shares"),  from  time  to  time,  as  set  forth  in  the prospectus, which forms a part of the Registration Statement (the "Prospectus").
This opinion letter is furnished to you at your request to enable you to fulfill the  requirements  of Item  601(b)(5)  of  Regulation  S-K,  17 C.F.R.  (§)
229.601(b)(5), in connection with the Registration Statement.

     In  connection  with  the  foregoing,  we  have  examined  such  documents, corporate  records  and  other  instruments  as  we  have  deemed  necessary  or appropriate  in  connection  with this  opinion.  We are of the opinion that the
Selling Stockholder Shares are validly issued, fully paid, and nonassessable.

     This opinion  letter has been prepared for your use in connection  with the
Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We consent to the filing of this opinion as an exhibit to the  Registration
Statement  and to  the  reference  under  the  caption  "Legal  Matters"  in the
Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons  whose  consent is required under Section 7 of the  Securities  Act of 1933,  as amended,  and the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ Eugene W. Landy

                                    Eugene W. Landy, Esq.